Exhibit 99.1

Date: June 29, 2020	510 Burrard St, 3rd Floor
Vancouver BC, V6C 3B9
www.computershare.com

To: All Canadian Securities Regulatory Authorities
NASDAQ Exchange

Subject: NICHOLAS FINANCIAL, INC.

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual General Meeting
Record Date for Notice of Meeting :	July 23, 2020
Record Date for Voting (if applicable) :	July 23, 2020
Beneficial Ownership Determination Date :	July 23, 2020
Meeting Date :	August 27, 2020
Meeting Location (if available) :	Clearwater, FL
Issuer sending proxy related materials directly to NOBO:	Yes
Issuer paying for delivery to OBO:	No

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	No
NAA for Registered Holders	No

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON	65373J209	CA65373J2092

Sincerely,

Computershare
Agent for NICHOLAS FINANCIAL, INC.